                                                                   EXHIBIT 10.13

                                 --------------------
                                 EMPLOYMENT AGREEMENT
                                 --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first (1st) day of December, 1995, by and between GREATE BAY HOTEL AND CASINO, INC. ("Employer") and ROBERT J. DESALVIO ("Employee").



                                 W I T N E S S E T H:
                                 -------------------

     WHEREAS, Employer is a corporation duly organized and existing under the laws of the State of New Jersey, maintains its principal place of business at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and is engaged in the business of owning and operating a casino/hotel complex in Atlantic City, New Jersey; and,

     WHEREAS, in furtherance of its business, Employer has need of qualified, and experienced personnel; and,

     WHEREAS, Employee is an adult individual presently residing at 14 Fischer Road, Linwood, New Jersey 08221; and,

     WHEREAS, Employee has represented and warranted to Employer that Employee possesses sufficient qualifications and expertise in order to fulfill the terms of employment stated in this Agreement; and,

     WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer under the terms and pursuant to the conditions set forth herein; and

     NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the words and terms
          -----------
hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

          (a)  "Cause" - means
                -----
          (i) the conviction of Employee of a felony by a court of competent jurisdiction,
          (ii) the indictment of Employee by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of Employer's funds or for any act of dishonesty or lack of fidelity towards Employer,
          (iii) a decree of a court of competent jurisdiction that Employee is not mentally competent or is unable to handle his own affairs;
          (iv) the written confession by Employee of any act of dishonesty towards Employer or any embezzlement or misappropriation of Employer's funds,
          (v) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued to the benefit of Employer reimbursing Employer for a loss due to the wrongful act or wrongful omission to act of Employee (the occurrence of which shall cause Employee to be indebted to Employer for the greater of either (A) the loss incurred by Employer or (B) the sums paid by Employer to Employee pursuant to this Agreement),
          (vi) Employee's breach of the restrictive covenant set forth in Paragraph 11 of this Agreement, or
          (vii) Employee's failure to maintain in force and in good standing any and all licenses, permits and/or approvals required of Employee by any relevant governmental authorities for the discharge of Employee's obligations under this Agreement, provided, however, that Employee's
                                            -----------------
          disability due to illness or accident or any other mental or physical incapacity shall not constitute "Cause" as defined herein.

          (b) "Complete Disability" - means the inability of Employee, due to
               -------------------
          illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days, such "Complete Disability" to become effective upon the expiration of such one hundred eightieth (180th) day.

          (c) "Effective Date" - means the date first above written.
               --------------

          (d) "Employee" - means Employee, as earlier defined in this Agreement.
               --------

          (e) "Employer" - means Employer, as earlier defined in this Agreement.
               --------

          (f) "Employer's Affiliates" - means any parent, subsidiary or
               ---------------------
          affiliated corporation or other legal entity of Employer.

          (g) "Prior Relationship" - means any prior employment, consulting or
               ------------------
          other relationship Employee may have had with either Employer or Employer's Affiliates.

     2.   PRIOR RELATIONSHIP.  This Agreement supersedes and replaces any and
          ------------------
all prior agreements, whether written or oral, by and between Employee, on the one side, and Employer or

Employer's Affiliates, on the other side. From and after the Effective Date, Employee shall provide exclusive services to Employer under the terms and pursuant to the conditions set forth in this Agreement.

     3.   BASIC EMPLOYMENT AGREEMENT.  Subject to the terms and pursuant to the
          --------------------------
conditions hereinafter set forth, Employer hereby employs Employee during the Term of this Agreement (as hereinafter defined) to serve in a managerial or executive capacity, under a title, subject to the Employee's election by the Board of Directors of Employer, and with such duties not inconsistent with those set forth in Paragraph 4 of this Agreement, as the same may be modified and/or assigned to Employee by Employer from time to time. Notwithstanding the foregoing, Employer and Employee hereby agree that, in the absence of mutual consent of both Employer and Employee, Employee shall not be assigned duties by Employer which would require that Employee maintain his principal place of residence or primary place of employment outside the greater metropolitan area of Atlantic City, New Jersey.

     4.   DUTIES OF EMPLOYEE.  Employee shall perform such duties assigned to
          ------------------
Employee by Employer as are generally associated with the duties of Executive Vice President Marketing, including, but not limited to (i) the efficient and continuous operation of Employer, (ii) the preparation of relevant budgets and allocation of relevant funds, (iii) the selection and delegation of duties of subordinates, (iv) the direction, review and oversight of all programs under Employee's supervision, and (v) such other and further duties specifically related to such duties as assigned by Employer to Employee. The foregoing notwithstanding, Employee shall devote such time to Employer's Affiliates as required by Employer, provided such duties are not inconsistent with Employee's primary duties to Employer hereunder.

     5.   ACCEPTANCE OF EMPLOYMENT.  Employee hereby unconditionally accepts the
          ------------------------
employment set forth hereunder under the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term of this Agreement, Employee will devote the whole of his working time and best efforts solely to the performance of Employee's duties under this Agreement.

     6.   TERM.  The Term of this Agreement shall commence as of the Effective
          ----
Date of this Agreement and shall expire on November 30, 1998, unless sooner terminated as provided in this Agreement. The Initial Term of this Agreement shall be automatically extended for additional terms of one (1) year ("Renewal Term") commencing as of the expiration of the Initial Term or the Renewal Term, as the case may be, unless either (i) sooner terminated as provided in this Agreement or (ii) terminated by Employee upon prior written notice to Employer at least ninety (90) days prior to the expiration of the then current Term, or
(iii) terminated by Employer upon prior written notice to Employee at least ninety (90) days prior to the expiration of the then current Term. For purpose of this Agreement, both the Initial Term and the Renewal Term(s), if any, shall be deemed the "Term" of this Agreement.

     7.   SPECIAL TERMINATION PROVISIONS.  Notwithstanding the provisions of
          ------------------------------
Paragraph 6 of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

          (a)  the death of Employee;

          (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

          (c) the giving of written notice by Employer to Employee of the termination of this Agreement upon the discharge of Employee for Cause;

          (d) the giving of written notice by Employee to Employer upon a material breach of this Agreement by Employer, which material breach remains uncured for a period of thirty (30) days after the giving of such notice;

          (e) the giving of written notice by Employer to Employee upon a material breach of this Agreement by Employee, which material breach, if curable, remains uncured for ten (10) days after the giving of such notice (For purposes of this subparagraph, "material breach" shall mean an act or omission, not specified in the definition of "Cause" set forth in Paragraph 1(a) above, the occurrence of which would lead a reasonably prudent employer to terminate the employment of the offending party, were the offending party to possess a comparable position, service record and experience as Employee); and/or

          (f) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause, provided that compensation shall continue as specified in Paragraph 8(d) below.

     8.   COMPENSATION TO EMPLOYEE.  For and in complete consideration of
          ------------------------
Employee's full and faithful performance of his duties under this Agreement, Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

          (a) Base Compensation.  A Base Salary of Three Hundred Twenty Five
              -----------------
Thousand Dollars ($325,000.00) per annum, payable in such installments as shall be convenient to Employer ("the Base Salary"). Such Base Salary shall be subject to adjustment as provided in Paragraph 8(b) below. Such Base Salary shall be exclusive of and in addition to any other benefits which Employer, in it sole discretion, may make available to Employee.

          (b)  Base Salary Adjustment.  The Base Salary, shall be subject to
               ----------------------
annual reviews by Employer, commencing as of the first anniversary date of the Effective Date of this Agreement, and on the basis of such reviews, may be increased, but not decreased, by Employer in Employer's sole discretion.

          (c) Employee Benefit Plans.  Employer hereby covenants and agrees that
              ----------------------
it shall include Employee, if otherwise eligible, in any company life insurance and long term disability plans ("Life and Disability Plans"), and shall include Employee and Employee's immediate family, if otherwise eligible, in any vision, dental, medical and hospitalization plans (collectively "Medical Plans") and shall include Employee in any retirement savings plans or other such plans ("Retirement Plans") upon such terms and pursuant to such conditions as Employer provides Life and Disability Plans, Medical Plans, and Retirement Plans to its remaining employees.

          (d)  Termination Pursuant to Paragraph 7(f).  If the employment of
               --------------------------------------
Employee is terminated pursuant to Paragraph 7(f) above, Employee shall be entitled to receive all Base Salary, as adjusted, until the expiration of the Term of this Agreement, as and when Employee would have received such amounts ("the Paragraph 8(d) Amounts") if this Agreement had not been terminated pursuant to Paragraph 7(f).

          (e) Transportation Allowance.  Employer shall furnish to Employee a
              ------------------------
transportation allowance in the amount of One Thousand Two Hundred Dollars ($1,200.00) per month during the Term of this Agreement, so as to cover Employee's automobile transportation expenses incurred in performing Employee's duties under this Agreement.

          (f) Expense Reimbursement.  During the term of this Agreement,
              ---------------------
Employer shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time by Employer in Employer's sole and exclusive discretion. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and promotional expenses, travel expenses, dues and expenses of membership in clubs, professional societies and fraternal organizations, and the like. Prior to reimbursement, Employee shall provide Employer with sufficient detailed invoices of such expenses in accordance with the then applicable guidelines of the Internal Revenue Service so as to permit Employer to claim a deduction for such expenses.

          (g)  Licensing Expenses.  Employer hereby covenants and agrees that
               ------------------
Employer shall pay all licensing fees and expenses, but not including attorney's fees and expenses, incurred by Employee in securing and maintaining such licenses and permits required of Employee in order to perform his duties under this Agreement.

          (h) Annual and sick leave and holidays.  Employee shall be entitled to
              ----------------------------------
accrue, earn and take such annual and sick leave and to take such days as paid holidays as are consistent with Employer's standard policy for Employer's remaining employees of like tenure except that Employer may require Employee to take alternative days as holidays.

          (i)  Sign-on Bonus.  As a further inducement to enter into this
               -------------
Agreement, Employer promises to pay Employee a bonus in the amount of Fifty Thousand Dollars ($50,000.00) on the next regular payday following the complete execution of this Agreement.

     9.   LICENSING REQUIREMENTS.
          ----------------------
     (a) Employer and Employee hereby covenant and agree that this Agreement may be subject to the approval of the New Jersey Casino Control Commission ("the Commission") pursuant to the provisions of the New Jersey Casino Control Act ("the Act") and the regulations promulgated thereunder ("the Regulations"). In the event this Agreement is required to be so approved by the Commission and is not so approved by the Commission, this Agreement shall immediately terminate and shall be null and void and of no further force or effect. However, in the event of any such disapproval, Employer and Employee hereby agree that, with the exception of the provisions of Paragraph 8 of this Agreement, this Agreement shall be deemed modified and amended so as to receive the appropriate approval from the Commission.

     (b) Employer and Employee hereby agree that, in order for Employee to discharge the duties required under this Agreement, Employee must continue to hold a casino key employee license ("the License") as issued by the Commission pursuant to the terms of the Act. In the event that the New Jersey Division of Gaming Enforcement ("the Division") objects to the renewal of Employee's License or the Commission refuses to renew the Employee's License, Employee, at Employee's sole cost and expense, shall promptly defend such action and shall take such reasonable steps as may be required to remove the Division's objections or to secure the Commission's approval.

     (c) Employer and Employee hereby agree that the provisions of this Paragraph 9 shall apply with equal force in the event Employee's duties require that Employee also be licensed by such relevant governmental agencies other than the Commission.

    10.   CONFIDENTIALITY.  Employee hereby warrants, covenants and agrees that,
          ---------------
without the prior express written approval of Employer, which approval may be unreasonably withheld or unduly delayed, Employee shall hold in the strictest confidence, and shall not disclose to any person, firm, corporation or other entity, any and all of Employer's confidential data, including but not limited to (i) information or other documents concerning Employer or Employer's Affiliates' business, customers or suppliers, (ii) Employer's marketing methods, files, and credit and collection techniques and files, or (iii) Employer's trade secrets and other "know-how" or information not of a public nature, regardless of how such information came to the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events.

    11.   RESTRICTIVE COVENANT.  Employee hereby covenants and agrees that,
          --------------------
during the Term of this Agreement (or until November 30, 1998, if Employer terminates Employee pursuant to Paragraph 7(f) above and is paying to Employee the Paragraph 8(d) Amounts), Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five (5%) per cent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates within a one hundred fifty (150) mile radius of any point on the city limits of Atlantic City, New Jersey, Aurora, Illinois, or Tunica, Mississippi. Employee further covenants and agrees that this restrictive covenant is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer, imposes no undue hardship on Employee, is not injurious to the public, and that any violation of this restrictive covenant shall be specifically enforceable in any court of competent jurisdiction upon short notice.

    12.   BEST EVIDENCE.  This Agreement shall be executed in original and
          -------------
"Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed an original.

    13.   SUCCESSION.  This Agreement shall be binding upon and inure to the
          ----------
benefit of Employer and its successors and assigns.

    14.   ASSIGNMENT.  Employee has no right to assign this Agreement or
          ----------
delegate his duties hereunder. Any purported assignment or delegation of duties by Employee in violation of this Paragraph 14 shall be null and void and of no force or effect. Employer shall have the right to assign this Agreement freely; provided, however, that, in the event of such an assignment by Employer and the assignee subsequently defaults under the terms of this Agreement, Employer shall remain liable for compliance with the terms of Paragraph 8(a) of this Agreement.

    15.   AMENDMENT OR MODIFICATION.  This Agreement may not be amended,
          -------------------------
modified, changed or altered except by a writing signed by both Employer and Employee.

    16.   GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New Jersey in effect on the Effective Date of this Agreement.

    17.   NOTICES.  Any and all notices required under this Agreement shall be
          -------
in writing and shall be either hand-delivered, mailed, certified mail, return receipt requested, or sent via telecopier addressed to:

     TO EMPLOYER:             President
     -----------              Greate Bay Hotel and Casino, Inc.
                              Indiana Ave. & Brighton Park
                              Atlantic City, NJ 08401
                              Telecopier No. 609-441-4624

     WITH COPY TO:            Corporate Counsel
     ------------             Greate Bay Hotel and Casino, Inc.
                              Indiana Ave. & Brighton Park
                              Atlantic City, NJ 08401
                              Telecopier No. 609-441-4937

     TO EMPLOYEE:             Robert J. DeSalvio
     -----------              14 Fischer Road
                              Linwood, New Jersey 08221

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. All notices sent via telecopier shall be deemed delivered as of the next business day following the date of the electronic confirmation of delivery. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 17.

    18.   INTERPRETATION.  The preamble recitals to this Agreement are
          --------------
incorporated into and made a part of this Agreement; titles of paragraphs are for convenience only and are not to be considered a part of this Agreement.

    19.   SEVERABILITY.  In the event any one or more provisions of this
          ------------
Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

    20.   DISPUTE RESOLUTION.  Any action by Employee against Employer may be
          ------------------
brought only in the Superior Court of New Jersey - Atlantic County. Any action brought by Employer against Employee may be brought in any Court having jurisdiction over Employee including, but not limited to, the Superior Court of New Jersey - Atlantic County.

    21.   WAIVER.  None of the terms of this Agreement, including this Paragraph
          ------
21, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

    22.   PAROL.  This Agreement constitutes the entire agreement between
          -----
Employer and Employee with respect to the subject matter hereto and this Agreement supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

     IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

ATTEST:                       GREATE BAY HOTEL AND CASINO, INC.


/s/ Frederick H. Kraus        BY:  /s/ Leonard M. DeAngelo
----------------------           -------------------------
Frederick H. Kraus               Leonard M. DeAngelo
Secretary                        President


WITNESS:                         EMPLOYEE


                                 /s/ Robert J. DeSalvio
----------------------           -------------------------
                                 ROBERT J. DESALVIO

                         December 1, 1995


Robert J. DeSalvio
14 Fischer Road
Linwood, New Jersey 08221

 RE: EMPLOYMENT AGREEMENT BETWEEN GREATE BAY HOTEL AND CASINO, INC. AND ROBERT DESALVIO DATED DECEMBER 1, 1995 ("THE AGREEMENT")

Dear Bob:

    This letter will supplement the terms of the Agreement that we have executed effective this date. For the purpose of applying the integration clause of Paragraph 22 of the Agreement, this letter shall be deemed an amendment to the Agreement and will not be barred by the terms of Paragraph 22 of the Agreement even though this letter is intended to act as a further inducement to cause you to sign the Agreement.

    As I advised you, Hollywood Casino Corporation ("HCC") and its subsidiaries (collectively "the Company") are currently preparing qualified employee stock option plans for participation by senior members of the management of the Company ("the Stock Option Plan") as well as annual cash incentive compensation plans for operating and corporate members of management of the Company ("the Incentive Compensation Plan").

    The Stock Option Plan is designed to reward management by creating long term value for management. The Incentive Compensation Plan is designed to reward management for achieving realistic one year targets.

    As Executive Vice President for Marketing of the Sands, you are a key member of management of the Company and as such will be included in the Stock Option Plan and the Incentive Compensation Plan at a level commensurate with other senior management participants.

Robert J. Desalvio
Page Two
December 1,1995
------------------


     We, of course, cannot precisely quantify the economic value of your participation in Incentive Compensation Plan as of this date. However, we anticipate that the maximum achievable under the Incentive Compensation Plan would be an amount equal to 50% of the sum of your Base Salary and the Base Salary increases during the Term of the Agreement. The Incentive Compensation Plan will be subject to the approval of the Casino Control Commission.

    With respect to the Stock Option Plan, the Stock Option Plan must be formally adopted by the Board of Directors and its Compensation Committee, and, if necessary, the shareholders of HCC. We expect that the Stock Option Plan will be subject to the administration of the Board of Directors of HCC and its Compensation Committee. We expect that the Stock Option Plan will be subject to all applicable laws (including, without limitation, the gaming laws of the State of New Jersey, Illinois, Mississippi, and any other jurisdiction where the Company is or may be operating a casino in the future and any of the regulatory bodies of such states.) We expect that the rights of each participant in the Stock Option Plan will vest over a five year period (one-fifth each year). We also expect that the Stock Option Plan will provide, in the event that employment is terminated without cause, that your right will continue to vest throughout the term of the Second Amendment. Likewise, we expect that the Stock Option Plan will provide that, in the event of a termination for cause or a material breach as described in the Agreement, you will forfeit all unvested rights. Similarly, we expect that the Stock Option Plan will provide that the benefits are not assignable and you will have no shareholder rights except upon any exercise under the Stock Option Plan and, then, only as provided to other shareholders. Finally, we anticipate that you would be offered stock options in the range from 40,000 to 60,000 shares of HCC Common Stock .

Robert J. DeSalvio
Page Three
December 1, 1995
------------------

    If this letter accurately sets forth your understanding of the supplemental understandings related to the Agreement, please indicate your agreement by signing one of the two copies of this letter.


                                       Very truly yours,

                                       /s/ Edward T. Pratt, III

                                       Edward T. Pratt, III
                                       An Authorized Agent


ACCEPTED AND AGREED



/s/ Robert J. DeSalvio
----------------------
Robert J. DeSalvio